Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

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November 20, 2015

CONSOL ENERGY INC.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317-6506

Re:	Registration Statement on Form S-4 filed November 20, 2015:

Exchange Offer for up to $500,000,000 Aggregate Principal Amount of 8.000%

Senior Notes due 2023

Ladies and Gentlemen:

We have acted as special counsel to CONSOL Energy Inc., a Delaware corporation (the “Company”), in connection with the offer to exchange up to $500,000,000 aggregate principal amount of 8.000% Senior Notes due 2023 (the “Exchange Notes”) and the guarantees of the Exchange Notes (the “Exchange Guarantees”) by each of the guarantors listed on Exhibit A hereto (collectively, the “Delaware Guarantors”) and the guarantors listed on Exhibit B hereto (collectively, the “Other Guarantors,” and, together with the Delaware Guarantors, the “Guarantors”), under an indenture dated as of March 30, 2015 (the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2015 (the “Registration Statement”). The Exchange Notes and the Exchange Guarantees will be issued in exchange for the Company’s outstanding 8.000% Senior Notes due 2023 and the related guarantees (the “Private Notes”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the

November 20, 2015

Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and the Exchange Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Delaware Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and when delivered in exchange for the Private Notes as contemplated by the Prospectus, the Indenture, the Exchange Notes and the Exchange Guarantees will be the legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted

November 20, 2015

into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Exchange Notes and the Exchange Guarantees (collectively, the “Documents”) have been or will be duly authorized, executed and delivered by the parties thereto other than the Company and each of the Delaware Guarantors; (b) that the Documents constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Delaware Guarantors, enforceable against each of them in accordance with their respective terms; and (c) that the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

November 20, 2015

EXHIBIT A

Delaware Guarantors

CNX Gas Corporation

CNX Land LLC

CNX Marine Terminals Inc.

CNX RCPC LLC

CONSOL Amonate Facility LLC

CONSOL Amonate Mining Company LLC

CONSOL Buchanan Mining Company LLC

CONSOL Energy Holdings LLC VI

CONSOL Energy Sales Company

CONSOL Financial Inc.

CONSOL Mining Company LLC

CONSOL Mining Holding Company LLC

CONSOL of Canada Inc.

CONSOL of Kentucky Inc.

Consol Pennsylvania Coal Company LLC

Island Creek Coal Company

MTB Inc.

Panda Bamboo Holdings, Inc.

Paros Corp.

TECPART Corporation

November 20, 2015

EXHIBIT B

Other Guarantors

AMVEST Coal & Rail, L.L.C.

AMVEST Coal Sales, Inc.

AMVEST Corporation

AMVEST Gas Resources, Inc.

AMVEST Mineral Services, Inc.

AMVEST Minerals Company, L.L.C.

AMVEST Oil & Gas, Inc.

AMVEST West Virginia Coal, L.L.C.

Braxton-Clay Land & Mineral, Inc.

Cardinal States Gathering Company

CNX Gas Company LLC

Coalfield Pipeline Company

Conrhein Coal Company

CONSOL of Central Pennsylvania LLC

CONSOL of Ohio LLC

CNX Water Assets

Fola Coal Company, L.L.C.

Glamorgan Coal Company, L.L.C.

Helvetia Coal Company

Knox Energy, LLC

Laurel Run Mining Company

Leatherwood, Inc.

Little Eagle Coal Company, L.L.C.

MOB Corporation

Nicholas-Clay Land & Mineral, Inc.

Peters Creek Mineral Services, Inc.

R&PCC LLC

TEAGLE Company, L.L.C.

Terra Firma Company

Terry Eagle Coal Company, L.L.C.

Terry Eagle Limited Partnership

Vaughan Railroad Company

Windsor Coal Company

Wolfpen Knob Development Company